SEC File No. 333171207
File under rule 424b3


Overstamp: Effective January 3, 2012, the company has changed its name to IDM International Limited


EXHIBIT A



AMERICAN DEPOSITARY SHARES (Each
American Depositary Share represents Twenty
(20) deposited Shares)



THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT FOR
ORDINARY SHARES OF
INDUSTRIAL MINERALS CORPORATION
LIMITED (ABN 26 108 029 198)
(INCORPORATED UNDER THE LAWS OF
THE COMMONWEALTH OF AUSTRALIA)

The   Bank   of   New   York   Mellon,   as
depositary   (hereinafter   called   the


Depositary), hereby certifies or
that registered assigns IS THE OWNER
OF








AMERICAN
DEPOSITARY
SHARES

Representing   deposited   ordinary   shares
(herein   called   Shares)   of   Industrial   Minerals
Corporation Limited, incorporated under the laws of the Commonwealth of Australia (herein called the Company). At the date hereof, each American Depositary Share represents twenty (20)
Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Melbourne, Australia office of National Australia Bank Ltd (herein called the Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street, New
York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York,
N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS 101 BARCLAY
STREET, NEW YORK, N.Y. 10286


1.  THE DEPOSIT AGREEMENT.

            This American Depositary Receipt
is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of December 30, 2010 (herein called the Deposit Agreement), by and among the Company, the Depositary, and all Owners and Holders from time to time of American Depositary
Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit
Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited
Securities). Copies of the Deposit Agreement are on file at the Depositarys Corporate Trust Office in New York City and at the office of the Custodian.

            The statements made on the face and
reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein and the terms deliver and surrender shall have the meanings set forth in the Deposit Agreement.

2.  SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.

            Upon surrender at the Corporate
Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner of those American Depositary Shares is entitled to delivery, to him, her or it or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares for which this Receipt is issued. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust
Office of the Depositary or at such other place as may be designated by such Owner, provided that the forwarding of certificates for Shares or other
Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.  TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
Transfers  of  American  Depositary
Shares  shall,  subject  to  the  terms
and
conditions of the Deposit Agreement be registered on
the books of the Depositary upon (i) in the case of
certificated American Depositary Shares, surrender of
the Receipt evidencing those American Depositary
Shares, by the Owner in person or by a duly
authorized attorney, properly endorsed or
accompanied by proper instruments of transfer or (ii)
in the case of uncertificated American Depositary
Shares, receipt from the Owner of a proper instruction
(including, for the avoidance of doubt, instructions
through DRS and Profile as provided in Section 2.11
of the Deposit Agreement), and, in either case, duly
stamped as may be required by the laws of the
State of New York and of the United States of
America and upon payment of funds for any
applicable transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may establish for
such purpose.  This Receipt may be split into other
such Receipts, or may be combined with other such
Receipts into one Receipt, evidencing  the  same
aggregate  number  of  American  Depositary  Shares
as  the  Receipt  or Receipts  surrendered.    The
Depositary,  upon  surrender  of  a  Receipt  for  the
purpose  of exchanging for uncertificated American
Depositary Shares, shall cancel that Receipt and
send the Owner a statement confirming that the
Owner is the Owner of the same number of
uncertificated American Depositary Shares that the
surrendered Receipt evidenced.   The Depositary,
upon receipt of a proper instruction (including, for the
avoidance of doubt, instructions through DRS and
Profile as provided in Section 2.11 of the Deposit
Agreement) from the Owner of uncertificated
American Depositary Shares for the purpose of
exchanging for certificated American Depositary
Shares, shall execute and deliver to the Owner a
Receipt evidencing the same number of certificated
American Depositary Shares.   As a condition
precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or splitup or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require (a) the production of proof satisfactory to it as to the identity and genuineness of any signature,
(b) compliance with any laws or regulations, relating to depositary receipts in general or to the withdrawal or sale of Deposited Securities, (c) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities Act of 1933 and the rules and regulations thereunder and (d) compliance with such reasonable procedures, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

            The delivery of American Depositary
Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit
Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.
Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American
Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States, unless a registration statement is in effect as to such Shares for such offer and sale.



4.  LIABILITY OF OWNER FOR
TAXES.

            If any tax or other governmental
charge shall become payable with respect to any
American  Depositary  Shares  or  any  Deposited
Securities  represented  by  any  American
Depositary Shares, such tax or other governmental
charge shall be payable by the Owner to the
Depositary.   The Depositary may, and upon receipt
of instructions from the Company shall, refuse to register any transfer of those American Depositary
Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner any part or all of the Deposited
Securities represented by those American Depositary
Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner shall remain liable for any deficiency.

5.  WARRANTIES ON DEPOSIT OF
SHARES.

            Every person depositing Shares under
the Deposit Agreement shall be deemed thereby to represent and warrant, that such Shares and proper evidence of title therefore, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding
Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and delivery of American
Depositary Shares.

6.  FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.

            Any  person  presenting  Shares  for
deposit  or  any  Owner  or  Holder  may  be required
from time to time to file with the Depositary or the
Custodian such proof of citizenship or residence,
exchange control approval, evidence of the number of
Shares beneficially owned or any other matters
necessary or appropriate to evidence compliance with
the laws of the Commonwealth of Australia, the
constitution or similar document of the Company and
exchange control regulations, as indicated to the
Depositary by the Company, or such information
relating to the registration on the books of the
Company or the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the Depositary may
deem necessary or proper or as the Company may
reasonably instruct the Depositary in writing to
require.  The Depositary may, and at the reasonable
written request of the Company shall, withhold the
delivery or registration of transfer of any American
Depositary Shares or the distribution of any dividend
or sale or distribution of rights or of the proceeds
thereof or the delivery of any Deposited Securities
until such proof or other information is filed or such
certificates are executed or such representations and
warranties made. The Depositary shall in a timely
manner provide the Company, upon the Companys
reasonable written request and at its expense, with
copies of any information or other material which it
receives pursuant to Section
3.01 Of the Deposit Agreement, to the extent that
disclosure is permitted under applicable law. Each
Owner and Holder agrees to provide any information
requested by the Company or the
Depositary pursuant to this Article 6.     No
Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Commonwealth of Australia, if any, which is then performing the function of the regulation of currency exchange.

7.  CHARGES OF DEPOSITARY.

            The following charges shall be incurred
by any party depositing or withdrawing Shares or by
any party surrendering American Depositary Shares or
to whom American Depositary  Shares  are  issued
(including,  without  limitation,  issuance  pursuant  to
a  stock dividend or stock split declared by the
Company or an exchange of stock regarding the
American Depositary Shares or Deposited Securities
or a delivery of American Depositary Shares pursuant
to Section 4.03 of the Deposit Agreement), or by
Owners, as applicable:  (1) taxes and other
governmental charges, (2) such registration fees as
may from time to time be in effect for the registration
of transfers of Shares generally on the Share register
of the Company or Foreign Registrar and applicable
to transfers of Shares to or from the name of the
Depositary or its nominee or the Custodian or its
nominee on the making of deposits or withdrawals
under the terms of the Deposit Agreement, (3) such
cable, telex and facsimile transmission expenses as are
expressly  provided  in  the  Deposit  Agreement,  (4)
such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares
(or portion thereof) for the delivery of American
Depositary Shares pursuant to Section 2.03, 4.03 or
4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or
6.02 of the Deposit Agreement, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement,
(7) a fee for the distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.05 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause
9 below and (9) any other charges payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other
Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

            The Depositary, subject to Article 8
hereof, may own and deal in any class of securities of the Company and its affiliates and in American
Depositary Shares.



8.  PRERELEASE OF RECEIPTS.

            Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may deliver
American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit
Agreement (a PreRelease). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender of American
Depositary Shares that have been PreReleased, whether or not such cancellation is prior to the termination of such Pre Release or the Depositary knows that such American Depositary Shares have been PreReleased. The Depositary may receive
American Depositary Shares in lieu of Shares in satisfaction of a PreRelease. Each PreRelease will be
(a) preceded or accompanied by a written representation from the person to whom American
Depositary Shares or Shares are to be delivered, that such person, or its customer, owns the Shares or American Depositary Shares to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American
Depositary Shares which are outstanding at any time as a result of PreRelease will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

            The Depositary may retain for its own
account any compensation received by it in connection with the foregoing.

9.  TITLE TO RECEIPTS.

            It is a condition of this Receipt and
every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American
Depositary Shares unless such Holder is the Owner thereof.


10.  VALIDITY OF RECEIPT.

            This Receipt shall not be entitled to
any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.  REPORTS; INSPECTION OF
TRANSFER BOOKS.

            The  Company  publishes
information in English required to maintain the exemption from registration under Rule 12g32(b) under the Securities Exchange Act of 1934 on its Internet web site at www.industrialmineralscorp.com.au or through the electronic information delivery system of the Australian Securities Exchange maintained on its internet website at www.asx.com.au.

            The Depositary will make available
for inspection by Owners at its Corporate Trust
Office any reports, notices and other communications,
including any proxy soliciting material, received from
the Company which are both (a) received by the
Depositary as the holder of the Deposited Securities
and (b) made generally available to the holders of
such Deposited Securities by the Company.   The
Depositary will also, upon written request by the Company, send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

            The Depositary will keep books, at its
Corporate Trust Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit
Agreement or the American Depositary Shares.

12.  DIVIDENDS AND
DISTRIBUTIONS.

            Whenever the Depositary receives any
cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States Dollars transferable to the United
States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement, if applicable) to the Owners entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited
Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

            Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or
4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary
Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.

            If any distribution consists of a
dividend in, or free distribution of, Shares, the Depositary may, and shall, subject to the following sentence, if the Company shall so request, deliver to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section
5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees and expenses in respect of that distribution). The
Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering fractional American
Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01of the Deposit Agreement. If additional American
Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

            In the event that the Depositary
determines that any distribution in property (including
Shares and rights to subscribe therefore) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefore) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.


            The Depositary shall forward to the
Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

13.  RIGHTS.

            In the event that the Company shall
offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, to the extent practicable, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain
Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefore in such form as it deems appropriate.

            In circumstances in which rights would
otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American
Depositary Shares of such Owner under the Deposit
Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

            If the Depositary has distributed
warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit
Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, deliver American Depositary
Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such deposit shall be made, and Deposited
Securities shall be delivered, under depositary arrangements which provide for issuance of Deposited Securities subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.


            If the Depositary determines in its
discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary
Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

            The Depositary will not offer rights to
Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement under the Securities Act of 1933 with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective or otherwise to register such rights or securities under any other applicable laws for any purpose. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized United
States counsel for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

            The Depositary shall not be responsible
for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.  CONVERSION OF FOREIGN
CURRENCY.

            Whenever the Depositary or the
Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section
5.09 of the Deposit Agreement.


            If such conversion or distribution can
be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided, however, that in no event shall the Company be required to make any such filing.

            If at any time the Depositary shall
determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

            If any such conversion of foreign
currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.  RECORD DATES.

            Whenever any cash dividend or other
cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it reasonably necessary, the Depositary shall fix a record date which shall insofar as is reasonably practicable, be as close as possible to the record date established by the Company in respect of the Shares or other Deposited Securities (if applicable) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee or charge assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.  VOTING OF DEPOSITED
SECURITIES.

            Upon receipt of notice of any meeting
of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be at the discretion of the Depositary (unless otherwise advised to the Depositary by the Company in writing), which shall contain (a) such information as is contained in such
notice of meeting received by the Depositary from
the Company, (b) a statement that the Owners as of
the close of business on a specified record date will
be entitled, subject to any applicable provision of
Australian law and of the constitution or similar
document of the Company and any other provisions
governing Deposited Securities, to instruct the
Depositary as to the exercise of the voting rights, if
any, pertaining to the amount of Shares or other
Deposited Securities represented by their respective
American Depositary Shares and (c) a statement as to
the manner in which such instructions may be given
including  an  express  indication  that  instructions
may  be  given  (or  be  deemed  given  in accordance
with  the  last  sentence  of  this  paragraph  if  no
instruction  is  received)  to  the Depositary to give a
discretionary proxy to a person designated by the
Company.   Upon the written request of an Owner
on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares in accordance with the instructions set forth in such request. The
Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other
Deposited Securities, other than in accordance with such instructions or deemed instructions. If (i) the Company has requested the Depositary to send a notice under this paragraph and has complied with the final paragraph of this Article 16 and (ii) no instructions are received by the Depositary from an Owner with respect to that Owners Deposited
Securities represented by American Depositary Shares on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall, only if instructed by the Company in writing to do so, give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) substantial opposition exists or (y) such matter materially and adversely affects the rights of holders of Shares.

            There can be no assurance that Owners
generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction cut off date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

            In order to give Owners a reasonable
opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited
Securities, if the Company will request the Depositary to act under this Article, the Company shall give the Depositary notice of any such meeting and details concerning the matters to be voted upon not less than 28 days prior to the meeting date.

17.  CHANGES AFFECTING
DEPOSITED SECURITIES.

Upon any splitup, consolidation, or
any other reclassification of
Deposited
Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, or
upon the redemption or cancellation by the Company
of the Deposited Securities, any securities, cash or
property which shall be received by the Depositary or
a Custodian in exchange for, in conversion of, in lieu
of or in respect of Deposited Securities shall, if
permitted by applicable law, be treated as new
Deposited Securities under the Deposit Agreement,
and American Depositary Shares shall thenceforth
represent, in addition to the existing Deposited
Securities, the right to receive the new Deposited
Securities so received, unless additional Receipts are
delivered pursuant to the following sentence.   In
any such case the Depositary may, and shall if the Company shall so reasonably request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new
Receipts specifically describing such new Deposited
Securities.

            Immediately upon the occurrence of
any such splitup, consolidation or any other reclassification covered by this Article 17 and
Section 4.08 of the Deposit Agreement in respect of Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Companys expense, to Owners in accordance with Section 5.06 of the Deposit
Agreement.

18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.

            Neither the Depositary nor the
Company nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Holder, (i) if by reason of any provision of any present or future law or regulation of the United States, the Commonwealth of Australia or any other country, or of any governmental or regulatory authority or stock exchange or automated quotation system, or by reason of any provision, present or future, of the constitution or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company (or any of their respective directors, officers, employees, agents or affiliates) shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed, (ii) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders, or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.
Where, by the terms of a distribution pursuant to
Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit
Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make


Such distribution or offering, and shall allow any
rights, if applicable, to lapse.  Neither the Company
nor the Depositary (nor any of their respective
directors, officers, employees, agents or affiliates)
assume any obligation or shall be subject to any
liability under the Deposit Agreement to Owners or
Holders, except that they agree to perform their
obligations specifically set forth in the Deposit
Agreement without negligence or bad faith.  The
Depositary shall not be subject to any liability with
respect to the validity or worth of the Deposited
Securities.  Neither the Depositary nor the Company
(nor any of their respective directors, officers,
employees, agents or affiliates) shall be under any
obligation to appear in, prosecute or defend any
action, suit, or other proceeding in respect of any
Deposited Securities or in respect of the American
Depositary Shares, on behalf of any Owner or
Holder or any other person.  Neither the Depositary
nor the Company (nor any of their respective
directors, officers, employees, agents or affiliates)
shall be liable for any action or nonaction by it in
reliance upon the advice of or information from legal
counsel, accountants, any person presenting Shares
for deposit, any Owner or Holder, or any other
person believed by it in good faith to be competent
to give such advice or information. Each of the
Depositary, the Company and their directors, officers,
employees, agents and controlling persons may rely
and shall be protected in acting upon any written
notice, request, direction or other document believed
by such person to be genuine and to have been signed
or presented by the proper party or parties.  The
Depositary shall not be responsible for any failure to
carry out any instructions to vote any of the
Deposited Securities or for the manner in which any
such vote is cast or the effect of any such vote,
provided that any such action or nonaction is in good
faith.  The Depositary shall not be liable for any acts
or omissions made by a successor depositary whether
in connection with a previous act or omission of the
Depositary or in connection with a matter arising
wholly after the removal or resignation of the
Depositary, provided that in connection with the issue
out of which such potential liability arises, the
Depositary  performed  its  obligations  without
negligence  or  bad  faith  while  it  acted  as
Depositary.  The Depositary shall not be liable for the
acts or omissions made by any securities depository,
clearing  agency  or  settlement  system  in  the
Commonwealth  of  Australia  in connection with or
arising out of bookentry settlement of Deposited
Securities or otherwise. The Company agrees to
indemnify the Depositary, its directors, officers,
employees, agents and affiliates and any Custodian
against, and hold each of them harmless from, any
liability or expense (including, but not limited to any
fees and expenses incurred in seeking, enforcing or
collecting such indemnity and the reasonable fees and
expenses of counsel) which may arise out of or in
connection with (a) any registration with the
Commission of American Depositary Shares or
Deposited Securities or the offer or sale thereof in the
United States or (b) acts performed or omitted,
pursuant to the provisions of or in connection with the
Deposit Agreement and of the Receipts, as the same
may be amended, modified or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors, officers,
employees, agents and affiliates, except for any
liability or expense arising out of the negligence or
bad faith of either of them, or (ii) by the Company or
any of its directors, officers, employees, agents and
affiliates.    No  disclaimer  of  liability  under  the
Securities Act of 1933 is intended by any provision of the Deposit Agreement.


19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY;
APPOINTMENT OF
SUCCESSOR CUSTODIAN.

            The  Depositary  may  at  any  time
resign  as  Depositary  under  the  Deposit
Agreement by written notice of its election to do so
delivered to the Company, such resignation to take
effect upon the appointment of a successor depositary
and its acceptance of such appointment  as  provided
in  the  Deposit  Agreement.    The Depositary may at
any time be removed by the Company by 120 days prior written notice of such removal, to become effective upon the later of (i) the 120the day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary in its discretion may appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.

            The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by agreement
between the Company and the Depositary without
the consent of Owners or Holders in any respect
which they may deem necessary or desirable.   Any
amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding
American Depositary Shares until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding
American Depositary Shares. Every  Owner  and
Holder of American Depositary Shares, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such American
Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefore the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF
DEPOSIT AGREEMENT.

            The   Company   may   terminate   the
Deposit   Agreement   by   instructing   the Depositary
to mail notice of termination to the Owners of all
American Depositary Shares then outstanding  at
least  30  days  prior  to  the  termination  date
included  in  such  notice.    The Depositary may
likewise terminate the Deposit Agreement, if at any
time 60 days shall have expired after the Depositary
delivered to the Company a written resignation notice
and if a successor depositary shall not have been
appointed and accepted its appointment as provided
in the Deposit Agreement; in such case the Depositary
shall mail a notice of termination to the Owners of all
American Depositary Shares then outstanding at least
30 days prior to the termination date.   On and after
the date of termination, the Owner of American
Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American
Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him, her or it or upon his, her or its order, of the amount of Deposited Securities represented by those


American Depositary Shares.  If any American
Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American
Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, shall not accept deposits of Shares, and shall not give any further notices or perform any further acts under the Deposit
Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited
Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.
After making such sale, the Depositary shall be discharged from all obligations under the Deposit
Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American
Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit
Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	DTC DIRECT
REGISTRATION SYSTEM
AND PROFILE
MODIFICATION SYSTEM

            (a)  Notwithstanding anything
contrary in the Deposit Agreement, the parties acknowledge that the Direct Registration System
(DRS) and Profile Modification System (Profile) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary
Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

            (b)  In connection with and in
accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).
For the avoidance of doubt, the provisions of Sections 5.03 and
5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reasonable reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

23.	SUBMISSION TO
JURISDICTION; JURY
TRIAL WAIVER; WAIVER
OF IMMUNITIES.

            In  the  Deposit  Agreement,  the
Company has (i) waived personal service of process upon it and consented that any service of process in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the
Deposit Agreement may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed ten (10) days after the same shall have been so mailed, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process in the manner specified in the Deposit
Agreement shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

            EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR AVOIDANCE
OF DOUBT, EACH OWNER AND HOLDER)
HEREBY IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING AGAINST THE
COMPANY AND/OR THE DEPOSITARY
DIRECTLY OR INDIRECTLY ARISING OUT OF
OR RELATING TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE RECEIPTS,
THE DEPOSIT AGREEMENT OR ANY
TRANSACTION CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF OR
THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION REGARDING
EXISTENCE, VALIDITY OR TERMINATION
(WHETHER BASED ON CONTRACT, TORT OR
ANY OTHER THEORY).

            To the extent that the Company or any
of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby


Irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

24.	DISCLOSURE OF
INTERESTS.

            The Company may from time to time
request Owners to provide information as to the capacity in which such Owners own or owned
American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement. The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited
Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Companys instructions in respect of any such enforcement or limitation.